Exhibit 99.3

THE BANK OF NEW YORK MELLON

The Bank of New York Mellon, N.A.

DECLARATION OF ACCELARATION OF MATURITY FOR CORUS STATUTORY TRUST IV

January 29, 2010

TO:

The Bank of New York Mellon Trust Company, N.A., as Property Trustee and as Note Trustee
Attn: Corporate Trust Administration
101 Barclay Street
New York, NY 10286

Corus Bankshares, Inc., as Depositor
Attn: Chief Financial Officer
3959 N. Lincoln Avenue
Chicago, IL 60613

CC:

Trapeza Capital Management, LLC, as Collateral Manager for Trapeza CDO V, LTD.
441 Vine Street
Suite 1300
Cincinnati, OH 45202

With reference to the Junior Subordinated Indenture (the “Indenture”) between Corus Bankshares, Inc. and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York) dated as of November 24, 2003, and with reference to the Amended and Restated Trust Agreement (the “Trust Agreement”) among Corus Bankshares, Inc., The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York) and the Administrative Trustees named therein dated as of November 24, 2003 and relating to Corus Statutory Trust IV. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Trust Agreement.

Pursuant to Section 6.10(a) of the Trust Agreement and with reference to the Note Event of Default which occurred on September 11, 2009, Trapeza CDO V, Ltd., as holder of $9,000,000.00 of Preferred Securities (CUSIP 22087TAA4), via The Bank of New York Mellon, N.A. as trustee, declares the principal amount of all the Notes to be due and payable immediately.

Should you have any questions, please contact Joe Christianson at (713) 483-7878.

THE BANK OF NEW YORK MELLON, N.A., as trustee for Trapeza CDO V, Ltd.

601 Travis St
16th Floor
Houston, TX 77002